As filed with the Securities and Exchange Commission on December 21, 1999
                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                           EDGE PETROLEUM CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                Texaco Heritage Plaza         76-0511037
(State or Other Jurisdiction of    1111 Bagby, Suite 2100     (I.R.S. Employer
 Incorporation or Organization)       Houston, Texas         Identification No.)
                                   (Address of Principal
                                     Executive Offices)
                                           77002
                                        (Zip Code)
--------------------------------------------------------------------------------

                  INCENTIVE PLAN OF EDGE PETROLEUM CORPORATION
                              (Full title of plan)

--------------------------------------------------------------------------------

                                  John W. Elias
                Chief Executive Officer and Chairman of the Board
                           Edge Petroleum Corporation
                              Texaco Heritage Plaza
                             1111 Bagby, Suite 2100
                              Houston, Texas 77002
                     (Name and Address of Agent for Service)

                                 (713) 654-8960
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                                    copy to:
                                 Gene J. Oshman
                              Baker & Botts, L.L.P.
                              3000 One Shell Plaza
                            Houston, Texas 77002-4995

                         CALCULATION OF REGISTRATION FEE
================ ========== ================== ================== ============
    Title of       Amount    Proposed Maximum   Proposed Maximum   Amount of
Securities to be   to be    Offering Price Per Aggregate Offering Registration
  Registered     Registered      Share(1)           Price(1)          Fee
================ ========== ================== ================== ============
  Common Stock
(par value $0.01
   per share)     200,000          $3.34375         $668,750        $176.55
================ ========== ================== ================== ============
     (1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price reported on the Nasdaq National Market on December 16, 1999.

   This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-8 (Registration No. 333-22571) filed by Edge Petroleum Corporation, a Delaware corporation, with the Securities and Exchange Commission on February 28, 1997 are incorporated herein by reference.

         The  following  documents  are filed as exhibits  to this  Registration
Statement:

Exhibit
  No.             Description
-------           -----------
  *4.4   --       Incentive  Plan  of  the  Company  (as  amended  and  restated
                  effective on May 21, 1999)(Incorporated by Reference  to  10.1
                  to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999).

   5     --       Opinion of Baker & Botts, L.L.P.

  23.1   --       Consent of Baker & Botts, L.L.P. (included in Exhibit 5).

  23.2   --       Consent of Deloitte & Touche LLP.

  23.3   --       Consent of Ryder Scott Company.

  24     --       Powers of Attorney  (included on the signature  page  of  this
                  Registration Statement).


* Incorporated by reference as indicated.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the day of December 21, 1999.


                                        EDGE PETROLEUM CORPORATION



                                        By:/S/ John W. Elias
                                        ---------------------------
                                               John W. Elias
                                        Chief Executive Officer and
                                           Chairman of the Board

                                POWER OF ATTORNEY

         Each person whose signature appears below appoints John W. Elias and James D. Calaway, and each of them, each of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement for the same employee benefit plan filed pursuant to General Instruction E of Form S-8, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                Title                        Date
----------                               -----                        ----


/S/ John W. Elias
----------------------        Chief Executive Officer and      December 21, 1999
    John W. Elias                 Chairman of the Board
                              (Principal Executive Officer)

/S/ James D. Calaway
----------------------        President and Chief Operations   December 21, 1999
    James D. Calaway               Officer and Director

/S/ Michael G. Long
----------------------         Senior Vice President and       December 21, 1999
    Michael G. Long             Chief Financial Officer
                             (Principal Financial Officer)

/S/ Brian C. Baumler
--------------------------      Controller and Treasurer       December 21, 1999
    Brian C. Baumler         (Principal Accounting Officer)

/S/ Vincent Andrews
--------------------------               Director              December 21, 1999
    Vincent Andrews

/S/ David B. Benedict
--------------------------               Director              December 21, 1999
    David B. Benedict


--------------------------               Director              December 21, 1999
    Nils P. Peterson

/S/ Stanley S. Raphael
--------------------------               Director              December 21, 1999
    Stanley S. Raphael

/S/ John Sfondrini
--------------------------               Director              December 21, 1999
    John Sfondrini

/S/ Robert W. Shower
--------------------------               Director              December 21, 1999
    Robert W. Shower


--------------------------               Director              December 21, 1999
    William H. White

                                  EXHIBIT INDEX


Exhibit
   No.            Description
-------           ------------
 *4.4     --      Incentive  Plan  of  the  Company  (as  amended  and  restated
                  effective on May 21, 1999)(Incorporated by Reference  to  10.1
                  to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999).

  5       --      Opinion of Baker & Botts, L.L.P.

 23.1     --      Consent of Baker & Botts, L.L.P. (included in Exhibit 5).

 23.2     --      Consent of Deloitte & Touche LLP.

 23.3     --      Consent of Ryder Scott Company.

 24       --      Powers of Attorney  (included on the signature  page of this
                  Registration Statement).

* Incorporated by reference as indicated.